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                   CERTIFICATE OF INCORPORATION

                                OF

                  FSC SEMICONDUCTOR CORPORATION


          1.   Name.  The name of the Corporation is FSC
Semiconductor Corporation.

          2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          3.   Purpose.  The purposes for which the
Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL") and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

          4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 60,070,000 shares, divided into three (3) classes consisting of 70,000 shares of 12% Series A
Cumulative Compounding Preferred Stock, par value $.01 per share ("Series A Preferred Stock"); 30,000,000 shares of
Class A Common Stock, par value $.01 per share ("Class A
Common Stock"); and 30,000,000 shares of Class B Common
Stock, par value $.01 per share ("Class B Common Stock").
Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common
Stock".

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

               A.   SERIES A PREFERRED STOCK

               (a)  Accrual and Payment of Dividends

                    i.   The holders of Series A Preferred
                    Stock shall be entitled to receive,
                    when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $120 per share per annum.

                    ii.  Such dividends shall be payable in
                    annual installments in arrears
                    commencing September 15, 1997 and
                    thereafter on the

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                    fifteenth day of March
                    and September (unless such day is not a
                    business day in which event on the last
                    preceding business day) in each such
                    year (hereinafter referred to as a
                    "Dividend Accrual Date"), except that
                    the dividend payment payable on
                    September 15, 1997 shall be calculated
                    at the annual rate of $120 per share
                    from the date of original issuance
                    through September 15, 1997.  Each such
                    dividend on Series A Preferred Stock
                    when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Preferred Stock shall accrue (whether or not earned or declared) from the date of issue of such shares.

                    iii. Such dividends on the Series A
                    Preferred Stock shall be cumulative,
                    whether or not earned or declared, so
                    that if at any time full cumulative
                    dividends at the rate aforesaid on all
                    shares of Series A Preferred Stock then
                    outstanding to the end of the annual
                    dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Stock (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock) provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Junior Stock from a

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                    former employee of the Corporation (or
                    a subsidiary of the Corporation) where
                    such repurchase arises from the
                    Corporation's option to repurchase such
                    shares upon termination of such
                    employee's employment with the
                    Corporation (or a subsidiary) pursuant
                    to a written agreement between the
                    Corporation and such employee.  Accrued
                    dividends on the Series A Preferred
                    Stock if not paid on the first or any
                    subsequent Dividend Accrual Date
                    following accrual shall thereafter
                    accrue additional dividends in respect
                    thereof (the "Additional Dividends"),
                    compounded annually, at the rate of 12%
                    per annum.

                    iv.  When dividends are not paid in full
                    upon the Series A Preferred Stock, all
                    dividends paid upon shares of Series A
                    Preferred Stock shall be paid pro rata
                    so that in all cases the amount of
                    dividends paid per share on the Series A
                    Preferred Stock shall bear the same
                    ratio that accrued dividends per share
                    on the shares of Series A Preferred
                    Stock bear to each other.

                    v.   An annual dividend period shall
                    commence on the day following a Dividend
                    Accrual Date and shall end on the next
                    succeeding Dividend Accrual Date.

               (b)  Preference on Liquidation

                    i.   In the event that the Corporation
                    shall be liquidated, dissolved or wound
                    up, whether voluntarily or
                    involuntarily, after all creditors of
                    the Corporation shall have been paid in
                    full, the holders of the Series A
                    Preferred Stock shall be entitled to
                    receive, out of the assets of the
                    Corporation legally available for
                    distribution to its stockholders,
                    whether from capital, surplus or
                    earnings, before any amount shall be
                    paid to the holders of any shares of
                    Junior Stock, an amount equal to $1000
                    in cash per share plus an amount equal
                    to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any voluntary or involuntary liquidation,

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                    dissolution or winding up of the
                    Corporation, the net assets of the
                    Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Preferred Stock in accordance with the amounts which would be payable on such distribution if the amount to which the holders of the Series A Preferred Stock are entitled were paid in full. Holders of Series A Preferred Stock shall not be entitled, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph (b)(i).

                    ii.  Neither the purchase nor redemption
                    by the Corporation of shares of any
                    class of stock in any manner permitted
                    by the Certificate of Incorporation or
                    any amendment thereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, exchange, conveyance, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph (b); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (b) if, (A) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash,
                    (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity which ranks on a parity with or senior to the preferred stock received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights,

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                    powers and preferences equal to (or more
                    favorable to the holders than) the rights, powers and preferences of the Series A
                    Preferred Stock.

               (c)  Redemption

                    i.   Mandatory Redemption.  All
                    outstanding shares of the Series A
                    Preferred Stock shall be redeemed from
                    funds legally available therefor on
                    March 16, 2009 (the "Mandatory
                    Redemption Date"), in the manner
                    provided in Section 4(A)(d) hereof, at a price per share equal to $1,000 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Mandatory Redemption Date.

                    ii.  Optional Redemption.  The Series A
                    Preferred Stock may be redeemed from
                    funds legally available therefor, in
                    whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time at a price per share equal to $1,000 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends and all dividends which have accrued since the most recent Dividend Accrual
                    Date) to the date of redemption.

                    iii. The aggregate amount of any
                    redemption pursuant to paragraph (i) or
                    (ii) is hereinafter referred to as the
                    "Redemption Price" with respect to such
                    redemption.  The Mandatory Redemption
                    Date and the date of any redemption
                    pursuant to paragraph (ii) are each
                    hereinafter referred to individually as
                    a "Redemption Date."

               (d)  Redemption Procedure

                    i.   Any redemption pursuant to this
                    paragraph (d) shall be accomplished in
                    the manner and with the effect as set
                    forth in this paragraph.

                    ii.  Notice of every redemption of
                    Series A Preferred Stock pursuant to
                    paragraph (c)

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                    shall be given by first
                    class mail to each holder of record on
                    the record date for such redemption at
                    such holder's address as the same
                    appears on the stock register of the
                    Corporation not less than ten (10) days
                    and not more than sixty (60) days prior
                    to the Redemption Date.  Each such
                    notice shall state (A) the Redemption
                    Date, (B) whether the redemption is a
                    mandatory or optional redemption under
                    Section 4(A)(c)(i) or 4(A)(c)(ii)
                    hereof, as the case may be, (C) the
                    place or places where such shares are to be surrendered, (D) that the holder is to surrender the shares at the place of redemption and (E) that dividends on the Series A Preferred Stock shall cease to accrue on the Redemption Date. If less than all the outstanding Series A Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of shares of Series A Preferred Stock of such holder to be redeemed.
                    The amount of the applicable Redemption
                    Price shall be deposited on or before
                    the applicable Redemption Date in trust
                    for the account of the holders of Series
                    A Preferred Stock entitled thereto with
                    a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this paragraph (d) referred to as the "date of deposit").

                    iii. Notice of the date on which, and
                    the name and address of the bank or
                    trust company with which, the deposit
                    has been or will be made shall be
                    included in the notice of redemption.
                    On and after the applicable Redemption
                    Date (unless default shall be made by
                    the Corporation in providing money for
                    the payment of the Redemption Price
                    pursuant to the notice of redemption),
                    or if the Corporation shall make such
                    deposit on or before the date specified
                    therefor in the notice of redemption,
                    then on and after the date of deposit
                    (provided notice of redemption has been
                    duly given), all dividends on the Series
                    A Preferred Stock so called for
                    redemption shall cease to accrue,

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                    and the notice of redemption shall so
                    state, and, notwithstanding that any
                    certificate for shares of Series A
                    Preferred Stock is not surrendered for
                    cancellation, the shares represented
                    thereby shall no longer be deemed
                    outstanding and all rights of the
                    holders thereof as stockholders of the
                    Corporation shall cease and terminate,
                    except the right to receive the
                    Redemption Price (without interest) as
                    hereinafter provided.

                    iv.  At any time on or after the
                    applicable Redemption Date, or if the
                    Corporation shall deposit the money for
                    such redemption prior to the Redemption
                    Date, then at any time on or after the
                    date of deposit, which time shall be
                    specified by the Corporation in the
                    notice of redemption and which shall not be later than the applicable Redemption Date, the holders of record of the Series A Preferred Stock to be redeemed shall be entitled to receive the Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Redemption Price.

                    v.   Any money so deposited which shall
                    remain unclaimed by the holders of such
                    Series A Preferred Stock at the end of
                    two (2) years after the Redemption Date
                    shall be paid by such bank or trust
                    company to the Corporation, which shall
                    thereafter, to the extent of the money
                    so repaid, be liable for the payment of
                    the Redemption Price.  Any interest
                    accrued on money so deposited shall be
                    paid to the Corporation from time to
                    time.

               (e)  Optional Exchange

                    i.   The Series A Preferred Stock may be
                    exchanged, at the Corporation's option
                    at any time and from time to time, in
                    whole or in part, for junior
                    subordinated debentures to

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                    be issued by the Corporation in
                    substantially the form attached as
                    Annex A hereto ("Exchange Debentures")
                    at the rate of $1000 per share plus an
                    amount per share equal to full
                    cumulative dividends (whether or not
                    earned or declared) accrued and unpaid
                    thereon (including all dividends which
                    have accrued since the most recent
                    Dividend Accrual Date) to the date
                    established by the Board of Directors
                    for such exchange (the Exchange Date")
                    (the aggregate of such amounts is
                    hereinafter referred to as the "Exchange
                    Amount"). The Exchange Debentures shall bear interest at a rate equal to the lesser of 12% and the maximum interest rate permitted to be deducted as accrued under the relevant provisions of the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder in effect on the Exchange Date. If less than all the shares of Series A Preferred Stock is to be exchanged, the selection of shares to be exchanged shall be pro rata. The election of the Corporation to exchange the shares of Series A Preferred Stock for Exchange Debentures pursuant to this paragraph (e) must be made by the affirmative vote of at least eighty percent (80%) of all the directors of the Corporation then in office.

               (f)  Exchange Procedure

                    i.   Any exchange pursuant to paragraph
                    (e) shall be accomplished in the manner
                    and with the effect as set forth in this paragraph (f).

                    ii.  Notice of the exchange of Series A
                    Preferred Stock pursuant to paragraph
                    (e) shall be given by first class mail
                    to each holder of record on the record
                    date for such exchange at such holder's
                    address as the same appears on the stock register of the Corporation not less than ten (10) days and not more than sixty (60) days prior to the Exchange Date. Each such notice shall state:
                    (A) the Exchange Date, (B) the place or
                    places where certificates for such
                    shares of Series A Preferred Stock are
                    to be surrendered for exchange into the
                    Exchange Debentures, (C) that dividends
                    on the Series

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                    A Preferred Stock to be exchanged will
                    cease to accrue on such Exchange Date
                    and (D) if less than all the shares of
                    Series A Preferred Stock is to be
                    exchanged the number of shares of the
                    holder to be exchanged.  The form
                    of the Exchange Debentures may not be
                    amended or supplemented before the
                    Exchange Date without the affirmative
                    vote or consent of the holders of a
                    majority of the outstanding shares of
                    Series A Preferred Stock, except for
                    those changes which would not adversely
                    affect the legal rights of the holders.

                    iii. On and after the Exchange Date, all dividends on the Series A Preferred Stock so called for exchange shall cease to accrue and, notwithstanding that any certificate for shares of Series A Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the Exchange Debentures as herein provided.

                    iv.  At any time on or after the
                    Exchange Date, the holders of record of
                    the Series A Preferred Stock to be
                    exchanged shall be entitled to receive
                    the amount of Exchange Debentures set
                    forth herein upon actual delivery to the Corporation of certificates for the shares to be exchanged, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures.

                    v.   The Corporation shall not be
                    required to honor any request to
                    register a transfer or exchange of the
                    Series A Preferred Stock for the
                    fifteen (15) days prior to the Exchange
                    Date.  The Corporation will cause the
                    Exchange Debentures to be authenticated
                    on the Exchange Date.

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               (g)  Voting.  Except as required by law and
               except for any voting by the holders of the Series A Preferred Stock as part of a separate class or series pursuant to paragraph (h) hereunder or any other provision of the Corporation's Certificate of Incorporation, no holder of Series A Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of stockholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

               (h)  Other Rights.  Without the written
               consent of the holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not (i) exchange the shares of Series A Preferred Stock for Exchange Debentures pursuant to paragraph (e), (ii) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or
               (iii) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series A Preferred Stock; provided, however, that any such amendment that changes the dividend payable on the Series A Preferred Stock shall require the affirmative vote of the holder of each share of Series A Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each share of Series A Preferred Stock.

               (i)  Acknowledgement.  Each holder of Series
               A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

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               (j)  Definitions.

                    The following terms, when used herein,
               shall have the meanings set forth below:

                    i.   As used herein, the amount of
                    dividends "accrued" on any share of
                    Series A Preferred Stock as at any date
                    shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared (including the amount of any dividends accumulated on any share of Series A Preferred Stock from the preceding Dividend Accrual Date in the event of an optional redemption pursuant to paragraph (d)(ii) or in the event of an exchange pursuant to paragraph (e)).

                    ii.  "corporation" shall mean a
                    corporation, partnership, business
                    trust, unincorporated organization,
                    association or joint stock company.

                    iii. "Junior Stock" shall mean any
                    series or class of the capital stock of
                    the Corporation now or hereafter
                    authorized or issued by the Corporation
                    ranking junior to the Series A Preferred
                    Stock with respect to dividends or
                    distributions or upon the liquidation,
                    distribution of assets, dissolution or
                    winding-up of the Corporation, including without limitation the Class A Common Stock and the Class B Common Stock.

                    iv.  "person" shall mean an individual,
                    a corporation, partnership, trust,
                    organization, association, government or any department or agency thereof, or any other individual or entity.

               B.   CLASS A AND CLASS B COMMON STOCK

                    Except as otherwise provided herein, all
               shares of Class A Common Stock and Class B
               Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    (a)  Dividends.  Holders of Common Stock
               shall be entitled to receive ratably on a per

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

               share basis such dividends as may be declared by the Board of Directors, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

                    (b)  Conversion.  Each record holder of
               Class A Common Stock shall be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock shall be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which he would hold after giving effect to such conversion.

                    Each conversion of shares of one class
               of Common Stock into shares of another class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

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

                    Promptly after such surrender and the
               receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion shall be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

                    (c)  Transfers.  The Corporation shall
               not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

                    (d)  Subdivision and Combinations of
               Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined.

                    (e)  Reservation of Shares for
               Conversion. So long as any shares of any class of Common Stock are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class
               A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion of the outstanding shares of common stock.

                    (f)  Distribution of Assets.  In the
               event of the voluntary or involuntary
               liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its

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
               stockholders after all amounts to which
               the holders of Series A Preferred Stock
               are entitled have been paid or set aside in cash for payment.

                    (g)  Voting Rights.  The holders of
               Class A Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. There shall be no cumulative voting. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

                    (h)  Merger, etc.  In connection with
               any merger, consolidation, or
               recapitalization in which holders of Class A
               Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders of Class B Common Stock shall receive or be given the opportunity to receive, as the case may be, the same form of consideration for their shares in the same amount per share as is received by holders of Class A Common Stock.

          5. Incorporator. The name and mailing address of the incorporator are Nikki Gold, 4000 Bell Atlantic
Tower, 1717 Arch Street, Philadelphia, Pennsylvania
19103-2793.

          6. Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein, subject to the powers of the stockholders of the Corporation to amend or repeal any bylaws adopted by the board of directors.

          7.   Elections of Directors.  Elections of
directors need not be by written ballot unless and except to the extent the bylaws of the Corporation shall so provide.

          8. Right to Amend. The Corporation reserves the right to amend or repeal any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights, preferences and privileges conferred on stockholders, directors or others hereunder are subject to such reservation.

          9. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter

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


become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 or any adoption of any provision of this Certificate of Incorporation inconsistent with this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

Dated:  March 10, 1997



                              ______________________________
                              Nikki Gold, Incorporator


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